UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 18, 2008

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

On August 18, 2008,  The First Marblehead Corporation (the “Corporation”)  entered into Amendment No. 2 (the “Amendment”) to the Investment Agreement, dated December 21, 2007 (as amended, the “Investment Agreement”), among the Corporation and GS Parthenon A, L.P. (“Purchaser A”) and GS Parthenon B, L.P., affiliates of GS Capital Partners (the “Purchasers”).  The Amendment modified Purchaser A’s right to designate a representative to the Corporation’s Board of Directors (the “Board”) by conditioning the right on the Purchasers collectively holding at least 100 shares of the Corporation’s outstanding common stock, $0.01 par value per share (the “Common Stock”)  and other securities, certificates or instruments issued by the Corporation, any of its subsidiaries or any securitization trust sponsored, structured or administered by the Corporation or any of its subsidiaries that have an aggregate face value or purchase price of at least $25 million.

The foregoing summary of terms of the Amendment is subject to, and qualified in its entirety by, the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On August 18, 2008,  the Corporation and Daniel Meyers (“Mr. Meyers”) entered into an Indemnification Agreement (the “Indemnification Agreement”) as more fully described under Item 5.02 below. The provisions of Item 5.02 that relate to the Indemnification Agreement are incorporated by reference in this Item 1.01.

Item 2.02.  Results of Operations and Financial Condition

On August 18, 2008, the Corporation announced certain preliminary financial and operating results for the fiscal quarter and year ended June 30, 2008.  The full text of the press release issued announcing its results is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 2.02 (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02.  Unregistered Sales of Equity Securities

The Board and a subcommittee of the Compensation Committee of the Board (the “Compensation Subcommittee”) approved the grant on August 18, 2008 of stock options (the “Stock Options”) to Mr. Meyers which are exercisable for an aggregate of 6,000,000 shares of Common Stock.  The Stock Options were granted pursuant to Section 4(2) of the Securities Act.  The provisions of Item 5.02 that relate to the Stock Options, including the terms of exercise, are incorporated by reference in this Item 3.02.

On August 18, 2008, the Purchasers purchased an aggregate of 132,701 shares of the Corporation’s Series B Non-Voting Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), at a purchase price of $1,000 per share pursuant to the Investment Agreement, representing an investment of $132.7 million.   These shares of Series B Preferred Stock are convertible at an initial conversion price of $15.00 per share into 8,846,733 shares of Common Stock (which represents 8.2% of the outstanding Common Stock as of June 30, 2008, after giving effect to the issuance of the Series B Preferred Stock on an as converted basis).   The Series B Preferred Stock was issued pursuant to Section 4(2) of the Securities Act.

Under the Investment Agreement,  the Purchasers invested $59.8 million in December 2007  to acquire shares of the Corporation’s Series A Non-Voting Convertible Preferred Stock,  which was subsequently converted into 5,320,284 shares of Common Stock (which represents 4.9% of the outstanding Common Stock as of June 30, 2008, after giving effect to the issuance of the Series B Preferred Stock on an as converted basis).  Under the Investment Agreement, the Purchasers also agreed to invest up to an additional $200.7 million to acquire shares of the Corporation’s Series B Preferred Stock, subject to receipt of applicable regulatory approvals and determinations and satisfaction of other conditions.   The total investment by the Purchasers, including their initial investment of $59.8 million, was capped by the terms of the Investment Agreement at an amount not to exceed 25% of the Corporation’s total stockholders’ equity, consistent with regulations of the Office of Thrift Supervision.  As a result of a decrease in the Corporation’s stockholders’ equity since the time of the initial investment by the Purchasers and based on the Corporation’s stockholder’s equity as of June 30, 2008, the subsequent equity investment by the Purchasers was limited to $132.7 million.

The Certificate of Designations for the Series B Preferred Stock is attached as Exhibit 3.1 to the Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 2008.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Jack L. Kopnisky has announced his intention to resign as President, Chief Executive Officer and Chief Operating Officer and as a member of the Board of the Corporation, effective August 31, 2008.

(c) and (d) The Board elected Mr. Meyers as President and Chief Executive Officer and as a member of the Board, effective September 1, 2008, subject to any required approvals.

Mr. Meyers, age 45,  served as the Corporation’s Chief Executive Officer and Chairman of the Board from its incorporation in 1994 to September 2005 and as its President from November 2004 to September 2005.

Employment Agreement

On August 18, 2008, the Corporation entered into an employment agreement with Mr. Meyers (the “Employment Agreement”).  Under the terms of the Employment Agreement, Mr. Meyers will serve as special advisor to the Board from August 18, 2008 through August 31, 2008, and beginning on September 1, 2008, subject to any required approvals, he will serve as President and Chief Executive Officer of the Corporation.  Mr. Meyers will receive an annual base salary of $1.00, provided that the Corporation will accrue an amount equal to $1,000,000 per fiscal year, without interest (the “Accrued Compensation”).  The Accrued Compensation will be paid to Mr. Meyers at such time that the Corporation first generates for a fiscal year (after taking into account accrual and payment of the Accrued Compensation) (i) positive cash flow from operations, and (ii) profit from operations.  Following the fiscal year in which the Corporation achieves such financial results, Mr. Meyers will receive a base salary of $1,000,000 per fiscal year.  The Corporation will reimburse Mr. Meyers for all reasonable travel, entertainment and other expenses incurred or paid by Mr. Meyers in connection with the performance of his duties, responsibilities and services for the Corporation.  Mr. Meyers will also have the opportunity to participate in the Corporation’s customary employee benefit plans, to the extent eligible.

Mr. Meyers’s employment is terminable by either the Corporation or Mr. Meyers.  Under the terms of the Employment Agreement, if Mr. Meyers’s employment is terminated by the Corporation without Cause, as defined in the Employment Agreement, or if Mr. Meyers terminates his employment for Good Reason, as defined in the Employment Agreement, subject to signing a general release of claims, (a) all stock options and other stock-based awards held by Mr. Meyers will become fully exercisable or nonforfeitable, (b) Mr. Meyers will receive $1,000,000 plus all unearned Accrued Compensation if the Corporation has achieved positive cash flow from operations and profit from operations during the fiscal quarter in which termination occurs or cumulatively for such fiscal quarter and any prior fiscal quarters in such year, (c) he will be eligible to continue to participate in the Corporation’s group health, dental and vision program for 18 months, which shall reduce and count against Mr. Meyers’s rights under the Consolidated Omnibus Reconciliation Act of 1985 (as amended, “COBRA”), (d) he will be entitled to receive a $1,000,000 lump sum payment, and (e) the Stock Options shall be exercisable until the Final Exercise Date, as defined below.

In addition, Mr. Meyers has agreed to an assignment of any inventions to the Corporation as well as a non-solicitation of employees for a period of one year after termination of employment.

In the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of Mr. Meyers (the “Payments”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by him with respect to such excise tax, then Mr. Meyers shall be entitled to receive a gross-up payment such that the net amount retained by Mr. Meyers, after deduction of any excise tax, any federal, state and local income tax, employment tax and excise tax upon any payment made pursuant to this paragraph, together with any interest and/or penalties assessed, shall be equal to the Payments.

The foregoing summary is subject to, and qualified in its entirety by the Employment Agreement,  a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Stock Options

Mr. Meyers was granted Stock Options on August 18, 2008 (the “Grant Date”) to purchase (a) 2,000,000 shares of Common Stock, at an exercise price of $6.00 per share, that will vest and become exercisable as to 25% of the shares underlying the Stock Option on each of the first, second, third and fourth anniversaries of the Grant Date (the “$6.00 Stock Options”); (b) 2,000,000 shares of Common Stock, at an exercise price of $12.00 per share, that will vest and become exercisable in full 90 days after the Grant Date (the “$12.00 Stock Options”); and (c) 2,000,000 shares of Common Stock, at an exercise price of $16.00 per share, that will vest and become exercisable in full 90 days after the Grant Date (the “$16.00 Stock Options”).

Each of the Stock Options will vest and become exercisable in full (a) if the closing sale price of the Common Stock is at least 150% of the exercise price of the applicable option for a period of five consecutive trading days (assuming the trading on each day is not less than 90% of the average daily trading volume for the prior three months prior to such five day period), (b) in the event of Mr. Meyers’s death or disability, as defined in the Employment Agreement, or (c) in the event that Mr. Meyers’s employment is terminated by the Corporation without Cause, as defined in the Employment Agreement, or by Mr. Meyers with Good Reason, as defined in the Employment Agreement.  In addition, subject to certain conditions set forth in the Employment Agreement, the $6.00 Stock Options may be exercised beginning 90 days after the Grant Date prior to vesting, provided that the unvested shares issued will be held in escrow by the Corporation and will be subject to a repurchase option by the Corporation as set forth in the form of stock restriction agreement attached as Exhibit A to the relevant stock option agreement.  Each of the Stock Options will expire ten (10) years from the Grant Date (the “Final Exercise Date”).  The Stock Options will not be granted under any of the Corporation’s existing stockholder-approved incentive plans.

In connection with a Reorganization Event (as defined in the relevant stock option agreements), the Stock Options shall be assumed, or a substantially equivalent option shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).  Except in a Roll-In Transaction (as defined below), Mr. Meyers shall not be entitled to any equitable relief in connection with any actual or threatened breach or violation of this provision (including without limitation (x) any injunction seeking a modification of, or seeking to prevent entry into or consummation of, a Reorganization Event or seeking to prevent any such actual or threatened breach or violation, or (y) specific performance of the obligations set forth herein).  Mr. Meyers’ remedy for any such actual or threatened breach or violation shall be to seek money damages, if any, for any actual breach or violation.

With respect to any Reorganization Event in connection with which there is a Roll-In Transaction, provided that Mr. Meyers, as a condition to the assumption or substitution of this option, enters into any shareholder, stock transfer restriction, put or call, voting or similar agreement that all participating holders execute in connection with such Roll-In Transaction, Mr. Meyers’ shall be entitled to specific performance of the obligation to have this option assumed or substituted as set forth above; provided however, that Mr. Meyers shall not be entitled to an order or injunction requiring or seeking the rescission of, modification of, or prevention of the entry into or consummation of, such Roll-In Transaction.

For purposes of the Stock Option Agreements, “Roll-In Transaction” shall mean any transaction, series of transactions or other arrangement pursuant to which two or more holders of more than 1% but less than all of the issued and outstanding Common Stock or other equity interests of the Company agree or are allowed to exchange or contribute their existing equity and in consideration continue therefore, as an equity owner in the Company or its successor in the Reorganization Transaction.

The foregoing summary of the Stock Options is subject to, and qualified in its entirety by the form of stock option agreement for the $6.00 Stock Options, which is attached hereto as Exhibit 99.4 and incorporated herein by reference, and the form of stock option agreement for the $12.00 Stock Options and the $16.00 Stock Options, which is attached hereto as Exhibit 99.5 and incorporated herein by reference.

Indemnification Agreement

On August 18, 2008, the Corporation and Mr. Meyers entered into an Indemnification Agreement, which provides, among other things, that subject to the conditions and procedures set forth in the indemnification agreement, the Corporation will fully indemnify Mr. Meyers against all expenses and liabilities incurred in connection with proceedings to which Mr. Meyers is a party by reason of his service as a director, officer, agent or fiduciary of the Corporation.  The Indemnification Agreement also provides for the Corporation to advance to Mr. Meyers expenses actually and reasonably incurred in defending any such proceeding, subject to certain conditions set forth in the Indemnification Agreement, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by us.  The Indemnification Agreement shall continue until and terminate upon the later of six years after the date that Mr. Meyers shall have ceased to serve as a director or officer of the Corporation or the final termination of all pending proceedings in respect of which Mr. Meyers is granted rights of indemnification or advancement of expenses under the Indemnification Agreement.

The foregoing summary of the Indemnification Agreement is subject to, and qualified in its entirety by the Indemnification Agreement, a copy of which is attached hereto as Exhibit 99.6 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

99.1	Amendment No. 2, dated August 18, 2008, to the Investment Agreement, dated December 21, 2007, among the Corporation and GS Parthenon A, L.P. and GS Parthenon B, L.P.

99.2	Press release issued by the Corporation on August 18, 2008.

99.3	Employment Agreement, dated as of August 18, 2008, between the Corporation and Daniel Meyers.

99.4	Form of Stock Option Agreement for $6.00 Stock Options.

99.5	Form of Stock Option Agreement for $12.00 Stock Options and $16.00 Stock Options.

99.6	Indemnification Agreement, dated August 18, 2008, by and between the Corporation and Daniel Meyers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: August 18, 2008	By:	/s/ Peter B. Tarr
Peter B. Tarr
Chairman of the Board